UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2017

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.Regulation FD Disclosure

We issue a report entitled “Transocean Fleet Status Report,” which includes drilling rig status and contract information, including contract dayrate and duration. A report dated February 9, 2017 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. You may subscribe to the free Transocean “E-mail Alerts,” which based upon your selections will alert you to new Transocean press releases, financial and other  updates. This service will send you an automated email containing the Fleet Status Report press release text and a link to our website, where the reports are posted each quarter under “Investors/Fleet Status Report.”  You may subscribe to this service at the bottom of any of the website’s Investors pages by going to the page footer and selecting “E-mail Alerts” then providing your email address. Please select the alerts to which you prefer to subscribe and click “Submit.”  Our website may be found at www.deepwater.com.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibit to this report furnished pursuant to item 7.01 is as follows:

Exhibit No.	Description

99.1	Fleet Status Report dated February 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 9, 2017	By	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Exhibit

Exhibit No.	Description

99.1	Fleet Status Report dated February 9, 2017